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                                                                    EXHIBIT 6(c)

                         SALES AND SERVICES AGREEMENT



     This Agreement is made as of April ___, 1998, between Security Capital Markets Group Incorporated, a Delaware corporation located at 11 South LaSalle Street, Chicago, Illinois 60603, ("Security Capital Markets Group"), and Preferred Capital Markets, Inc., a California corporation located at 220 Montgomery Street, Suite 777, San Francisco, California, 94104 ("Dealer").

          WHEREAS, Security Capital Markets Group has been appointed distributor by Security Capital Real Estate Mutual Funds Incorporated, a Maryland corporation (the "Fund"), to sell shares of beneficial interest of each series of the Fund (the "Shares") and has been retained to furnish certain distribution, administrative and shareholder services to each series pursuant to a Distribution and Services Agreement dated as of April 21, 1998 (the "Distribution Agreement");

          WHEREAS, pursuant to the Distribution Agreement, Security Capital Markets Group is authorized to enter into agreements with broker-dealers for the sale of Shares (the "Sales") at their net asset value (the "NAV") and for the provision of certain administrative and shareholder services (the "Services").

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

ARTICLE 1. SALES AND SERVICES

            Section 1.1  The Dealer agrees to sell or arrange for the sale of
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Shares of the Series listed on Appendix A (the "Series"), which may be updated from time to time by Security Capital Markets Group. The Dealer agrees to provide, or arrange for the provision of, orders to Security Capital Markets Group pursuant to a separate administrative services agreement with the Dealer or another entity.

            Section 1.2  The Dealer also agrees to provide, or arrange for the
            -----------
provision of, Services to the Series. Such Services shall include, but are not limited to, administering periodic investment and periodic withdrawal programs; researching and providing historical account activity information for shareholders requesting it: preparing and mailing account and confirmation statements to account holders: preparing and mailing tax forms to account holders: serving as custodian for retirement plans investing in the Series: dealing appropriately with abandoned accounts: collating and reporting the number of Shares attributable to each state for blue sky registration and reporting purposes; identifying and reporting transactions exempt from blue sky registration requirements; and providing ongoing shareholder services for the duration of the shareholders' investment in each Series, which may include updates on performance, total return, other related statistical information, and a continual analysis of the suitability of the
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investment in each Series.

            Section 1.3  Dealer acknowledges that Security Capital Markets Group
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or the Fund may suspend the sales of Shares at its own discretion.

            Section 1.4  Nothing in this Agreement modifies the Fund's or
            -----------
Series' right to suspend redemptions or delay the payment of redemption proceeds as permitted by law.

ARTICLE 2. EXPENSES

            Section 2.1  Dealer agrees it shall bear all of its own expenses
            -----------
incurred in the provision of the Sales and Services under this Agreement.

ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF SECURITY CAPITAL MARKETS GROUP

Security Capital Markets Group represents and warrants to Dealer that the following are true and will remain true throughout the term of this Agreement:

          (a) Security Capital Markets Group is a corporation duly organized and existing and in good standing under the laws of the State of Delaware.

          (b) The current Prospectus ("Prospectus") and Statement of Additional Information ("SAI") of the Series comply in all material respects with applicable requirements of the Securities Act of 1933, as amended (the "1933 Act") and the Investment Company Act of 1940 (the "1940 Act") and do not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

          (c) As of the date hereof, to the extent required by law, each of the Fund and/or Series and each Series' Shares are qualified for sale in all states in the United States.

          (d) Security Capital Markets Group is authorized to enter into and perform this Agreement on behalf of each Series, and the performance of its obligations hereunder does not and will not violate or conflict with any governing documents or agreements of Fund with respect to the Series or any applicable law.

ARTICLE 4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF DEALER

Dealer represents, warrants and covenants to Security Capital Markets Group that the following are true and will remain true throughout the term of this
Agreement:

          (a) Dealer is a corporation duly organized and existing in good standing under the laws of the State of California.

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          (b) It has full power and authority under applicable law, and has taken all action necessary, to enter into and perform this Agreement, and the performance of its obligations hereunder does not and will not violate or conflict with any governing document or agreements of Dealer or any applicable law.

          (c) It has all requisite licenses and authority to carry on its business in California and in all other jurisdictions in which it conducts business.

          (d) The arrangements provided for in this Agreement will be disclosed to shareholders and potential shareholders.

          (e) The Dealer is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, is a member of the National Association of Securities Dealers, Inc. ("NASD") and complies with all NASD rules, interpretations and notices.

          (f) In case of any requests or demands for the inspection of shareholder records of a Series by any governmental agency or otherwise pertaining to any aspect of the Sales or Services covered by this Agreement, the Dealer will notify Security Capital Markets Group and secure instructions from an authorized officer of Security Capital Markets Group as to such inspection.

          (g) Dealer will comply with all federal and state laws applicable to its provision of the Sales and Services under this Agreement.

          (h) Dealer will not offer or sell Shares in any jurisdiction in which they have not been approved for offer and sale.

          (i) The Dealer will sell Shares at their NAV.

          (j) Dealer has provided Security Capital Markets Group with resolutions or an incumbency certificate authorizing execution of this Agreement.

ARTICLE 5. INDEMNIFICATION

          Section 5.1    Dealer agrees to indemnify and hold harmless Security
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Capital Markets Group, the Fund, each Series, and their respective directors, trustees, officers, employees, representatives, designees, agents and each person, if any who controls Security Capital Markets Group within the meaning of the 1933 Act (collectively, the "Security Capital Indemnitees"), against any losses, lawsuits, claims, damages or liabilities, including legal fees (collectively, "Loss") to which a Security Capital Indemnitee may become subject insofar as such Loss arises out of: (i) Dealer's failure to comply with the terms of this Agreement or falsity of or breach of any representation, warranty or covenant made by Dealer; (ii) Dealer's lack of good faith in performing its obligations hereunder; (iii) Dealer's negligence or misconduct or that of its employees, agents or contractors in connection herewith; and Dealer will reimburse the Security

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Capital Indemnities for any legal or other expenses incurred by them in connection with investigating or defending such Loss; provided, however, that
                                                      -----------------
Dealer will not be liable for indemnification hereunder of any Security Capital Indemnitee to the extent that any Loss results from the negligence or misconduct of such Security Capital Indemnitee.

          Section 5.2    Security Capital Markets Group agrees to indemnify and
          -----------
hold harmless Dealer and its directors, officers, employees, representatives, designees, agents and each person, if any, who controls Dealer within the meaning of the 1933 Act (collectively, "Dealer Indemnitees") against any Loss to which a Dealer Indemnitee may become subject insofar as such Loss arises out of:
(i) Security Capital Markets Group's failure to comply with the terms of this Agreement or falsity of or breach of any representation, warranty or covenant made by Security Capital Markets Group; (ii) Security Capital Markets Group's lack of good faith in performing its obligations hereunder; (iii) Security Capital Markets Group's negligence or misconduct or that of its employees, agents or contractors in connection herewith; or (iv) any action of Dealer upon instructions believed in good faith by it to have been executed by a duly authorized officer or representative of Security Capital Markets Group, the Fund, or the Series; and Security Capital Markets Group will reimburse Dealer Indemnitees for any legal or other expenses incurred by them in connection with investigating or defending such Loss; provided, however, that Security Capital
                                      -----------------
Markets Group will not be liable for indemnification hereunder of any Dealer Indemnitee to the extent that any Loss results from the negligence or misconduct of such Dealer Indemnitee.

          Section 5.3    Promptly after receipt by any indemnitee under this
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Article 5 of notice of the commencement of a claim or action that may be covered hereunder ("Claim"), the indemnitee shall notify either Dealer or Security Capital Markets Group whichever is the indemnitor, of the commencement thereof. As a condition to indemnification hereunder, the indemnitee shall provide the indemnitor with complete details, documents and pleadings concerning any Claim. The indemnitor will be entitled to participate with the indemnitee in the defense or settlement of any Claim at the indemnitor's expense. The indemnitee may defend any Claim with counsel of its choice, if the indemnitor shall consent to such counsel (which consent shall not be unreasonably withheld). After notice from the indemnitor to the indemnitee of the indemnitor's recommendation to settle any Claim if the claimant agrees to such settlement but the indemnitee refuses to agree to such settlement, then the indemnitee shall be responsible for all Loss thereafter in excess of the amount of such settlement.

ARTICLE 6. REPRESENTATIONS CONCERNING SECURITY CAPITAL MARKETS GROUP, THE FUND OR THE SERIES; MATERIALS

          Section 6.1    Dealer and its affiliates, representatives, designees
          -----------
and agents will not make representations concerning Security Capital Markets Group, the Fund or Series, or their respective affiliates, representatives, designees, or agents, or the Shares, except those contained in the Prospectus or SAI of the Series, in financial and other statements furnished by Security Capital Markets Group or the Series to Dealer, in current sales literature furnished by Security Capital Markets Group or the Series to Dealer. Neither Security Capital Markets Group, the Fund, nor any Series shall be responsible in any way for any information provided or statements

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or representations made by Dealer or its employees, representatives or agents other than the information, statements and representations described in this
Section 6.1.

          Section 6.2    Except for the use of each of the Series' Prospectus
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and SAI and other materials provided by Security Capital Markets Group to
Dealer, Dealer shall not use, nor shall it allow its employees, representatives or agents to use, the name or logo of Security Capital Markets Group, the Fund, any Series, or any of their respective affiliates, or any products or services sponsored, managed, advised, administered or distributed by Security Capital Markets Group, the Fund or any Series, or any of their respective affiliates, for advertising trade or other commercial or noncommercial purposes without the express prior written consent of Security Capital Markets Group.

          Section 6.3    All materials created by Dealer that mentions Security
          -----------
Capital Markets Group, the Fund, any Series, any of their respective affiliates or any products or services sponsored, managed, advised, administered or distributed by Security Capital Markets Group, the Fund, any Series, or any of their respective affiliates, shall be submitted to Security Capital Markets Group for review at least five (5) business days in advance of the date of its intended use.

          Section 6.4    Security Capital Markets Group and Dealer agree that
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all non-public books, records, information and data pertaining to the business of the other that are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily, disclosed by either party without the prior written consent of the other party, except as may be required by law or by such party to carry out this Agreement or an order of any court, governmental agency or regulatory body.

ARTICLE 7. ASSIGNMENT

          Section 7.1    Neither this Agreement nor any rights or obligations
          -----------
hereunder may be assigned by any party without the prior written consent of the other parties.

          Section 7.2    This Agreement shall inure to the benefit of and be
          -----------
binding upon the parties and their respective permitted successors and permitted assigns.

ARTICLE 8. TERM AND TERMINATION OF AGREEMENT

          Section 8.1    This Agreement shall become effective on the date first
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set forth above and shall continue in effect until terminated as set forth below.

          Section 8.2    This Agreement may be terminated by either party hereto
          -----------
at any time upon at least sixty (60) days written notice. Sections 4(f) and 6.4 and Article 5 shall continue in full force and effect after termination of this Agreement.

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ARTICLE 9. ENTIRE AGREEMENT

          This Agreement and the Schedule and Appendix attached hereto set forth the entire agreement and understanding of the parties relating to the subject matter hereof, and supersede all prior agreements, arrangements and understandings, written or oral, among the parties.

ARTICLE 10.  AMENDMENTS; WAIVERS

          This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms or covenants hereof may be waived, only by a written instrument executed by all of the parties affected thereby, or in the case of a waiver, by the party waiving compliance; provided, however, that Security
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Capital Markets Group may from time to time update Appendix A hereto, to add a new Series, delete an inactive or terminated Series, or reflect the change of name of a Series. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same. No waiver by any party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

ARTICLE 11. NOTICES

          All notices required or permitted under this Agreement shall be in writing and shall be sent by personal delivery or registered or certified mail, postage prepaid, or by telecopier confirmed in writing within three (3) business days as follows:

               (A) IF TO SECURITY CAPITAL MARKETS GROUP:


                    Attention:      Jeanne Sullivan
                    cc:             Pamela Silberman
                    telecopier:     (312) 345-5888

               (B) IF TO DEALER:


                    Attention:      Angela Hines
                    cc:             Daniel Hines
                    telecopier:     (415) 781-7640

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          Such addresses may be changed from time to time by any party by providing written notice in the manner set forth above. All notices shall be effective upon delivery or when deposited in the mail addressed as set forth above.

ARTICLE 12.  GOVERNING LAW; CONSENT TO JURISDICTION

          Section 12.1   This Agreement shall be governed by, and construed and
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enforced in accordance with, the laws of the State of Delaware, without giving effect to conflicts of law principles thereof which might refer such interpretations to the laws of a different state or jurisdiction.

          Section 12.2   Each party hereto: (1) consents to the subject matter
          ------------
and in personam Jurisdiction and venue in the United States District Court for the District of Delaware: (i) waives the right to contest the subject matter and in personam jurisdiction and venue in the United States District Court for the District of Delaware on any ground; and (iii) agrees that service of process upon it can be made by certified or registered mail, return receipt requested, to his or its address referred to in Article 11 hereof and agrees promptly to notify the other party hereto of any change of such address and agrees that service to such address shall be deemed to constitute sufficient service of process under both the federal and state rules of civil procedure wherever the case is filed. In the event it is determined that the United States District Court for the District of Delaware should lack subject matter jurisdiction for any reason, the parties consent to the subject matter and in personam jurisdiction and venue in the Superior Court of the State of Delaware, County of Kent.

ARTICLE 13. LEGAL RELATIONSHIP OF PARTIES

          The parties hereto agree that they are independent contractors and not partners or co-venturers or employees of each other. Nothing herein shall be construed to make Dealer an agent of Security Capital Markets Group, the Fund or any Series.

ARTICLE 14.  CAPTIONS

          The paragraph headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

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ARTICLE 15.  SEVERABILITY; CONFLICTS

          If any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions and portions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law. If there is any conflict between the provisions in this Agreement and those of the Prospectus and SAI of any Series, the Prospectus and SAI shall govern.

ARTICLE 16. COUNTERPARTS

          This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Agreement.



                              PREFERRED CAPITAL MARKETS, INC.


                              By:
                                  -----------------------
                              Name:
                              Title:



                              SECURITY CAPITAL MARKETS GROUP INCORPORATED


                              By:
                                  -----------------------
                              Name:   Donald E. Suter
                              Title:  Managing Director

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                                  APPENDIX A



Security Capital U.S. Real Estate Shares, consisting of the following series:


                    Class R Shares
                    Class I  Shares

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